Exhibit 99.2

Apple Inc.

Q2 2009 Unaudited Summary Data

	Q1 2009		Q2 2008		Q2 2009		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	912	$4,501	884	$3,268	809	$3,517	- 11%	- 22%	- 8%	8%
Europe	795	2,771	627	1,780	658	2,097	- 17%	- 24%	5%	18%
Japan	99	481	118	424	109	500	10%	4%	- 8%	18%
Retail	515	1,740	458	1,451	438	1,471	- 15%	- 15%	- 4%	1%
Other Segments (1)	203	674	202	589	202	578	–%	- 14%	–%	- 2%

Total Operating Segments	2,524	$10,167	2,289	$7,512	2,216	$8,163	- 12%	- 20%	- 3%	9%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	728	$1,043	856	$1,352	818	$1,050	12%	1%	- 4%	- 22%
Portables (3)	1,796	2,511	1,433	2,142	1,398	1,895	- 22%	- 25%	- 2%	- 12%

Subtotal CPUs	2,524	3,554	2,289	3,494	2,216	2,945	- 12%	- 17%	- 3%	- 16%
iPod	22,727	3,371	10,644	1,818	11,013	1,665	- 52%	- 51%	3%	- 8%
Other Music Related Products and Services (4)		1,011		881		1,049		4%		19%
iPhone and Related Products & Services (5)	4,363	1,247	1,703	378	3,793	1,521	- 13%	22%	123%	302%
Peripherals and Other Hardware		378		412		358		- 5%		- 13%
Software, Service and Other Sales		606		529		625		3%		18%

Total Apple		$10,167		$7,512		$8,163		- 20%		9%

(1)	Other Segments include Asia Pacific and FileMaker.

(2)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(3)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

K = Units in thousands

$M = Amounts in millions